        As filed with the Securities and Exchange Commission on March 2, 1998

                                                       Registration No. 333-

================================================================================


                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549
                               _____________________

                                      FORM S-8

                               REGISTRATION STATEMENT
                                       Under
                             THE SECURITIES ACT OF 1933
                               _____________________

                               MICRO WAREHOUSE, INC.
               (Exact Name of Registrant as Specified in Its Charter)

        Delaware                                                 06-1192793
(State of Incorporation)                                      (I.R.S. Employer
                                                             Identification No.)

                               535 Connecticut Avenue
                             Norwalk, Connecticut 06854
                                   (203) 899-4000
           (Address and Telephone Number of Principal Executive Offices)
                               _____________________

                  MICRO WAREHOUSE, INC. DEFERRED COMPENSATION PLAN

                              (Full Title of the Plan)
                               ______________________

                                 Bruce L. Lev, Esq.
              Executive Vice President, Secretary and General Counsel
                               535 Connecticut Avenue
                             Norwalk, Connecticut 06854
                                   (203) 899-4000

   (Name, Address, Including Zip Code and Telephone Number, Including Area Code,
                               of Agent For Service)

                                ______________________


=========================================================================================================
                                    CALCULATION OF REGISTRATION FEE
=========================================================================================================

                                         Proposed Maximum      Proposed Maximum
Title of Securities      Amount To Be   Offering Price Per    Aggregate Offering        Amount of
to be Registered (1)      Registered        Obligation             Price(2)          Registration Fee

Deferred                  $5,000,000           100%               $5,000,000             $1,475
Compensation
Obligations
=========================================================================================================



(1) The Deferred Compensation Obligations are unsecured obligations of Micro Warehouse, Inc. (the "Company") to pay deferred compensation in the future in accordance with the terms of the Micro Warehouse, Inc. Deferred Compensation Plan (the "Plan").

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933.

                                        PART I

               A prospectus setting forth the information required by Part I of the Form S-8 will be sent or given to Plan participants as specified by Rule 428(b)(1)(i) of the Securities Act of 1933, as amended (the "Securities Act").


                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3.   INFORMATION INCORPORATED BY REFERENCE

               The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 and the Company's Quarterly Report on Form 10-Q for each of the Quarters ended March 31, 1997, June 30, 1997 and September 30, 1997 as filed by the Company with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration Statement. All other reports filed by the Company with the Commission pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year ended December 31, 1996 are also hereby incorporated by reference.

               All documents and reports filed by the Company pursuant to
Section 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities being offered have been sold or which deregisters all such securities then remaining unsold are deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective dates of filing of such documents or reports; provided, however, that the documents enumerated above or subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of the Company's Annual Report on Form 10-K covering such year shall not be incorporated by reference in this Registration Statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

               Any statement contained in a document incorporated or deemed to be incorporated by reference herein is deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     Item 4.   DESCRIPTION OF SECURITIES

               The securities being registered under this Registration Statement consist of obligations (the "Obligations") of the Company to pay compensation deferred by eligible employees under the terms of the Plan. Subject to the provisions of the Plan, an eligible employee may enter into an agreement with the Company providing for the deferral of the payment of a specified portion or amount of compensation payable by the Company to the eligible employee. The amount ultimately payable to the eligible employee in respect of such a deferral election will be adjusted to reflect the investment experience of one or more of the benchmarks designated under the Plan and selected by the eligible employee. Such amounts are payable to the employee commencing, at the election of the employee, on either (i) the date designated by the employee which date shall be no earlier than the beginning of the fourth year following the year of deferral in accordance with the terms of the Plan, or (ii) upon retirement in a single lump sum or in substantially equal annual installments over 5, 10 or 15 years; provided, however, that payment of employees' deferred amounts will be accelerated and paid in a single lump sum on certain events, such as the termination of employment of the employee, and may also be accelerated upon a termination of the Plan, and, provided, further, that the Plan administrators may elect to pay a participant's deferred amounts in a single lump sum upon certain events, such as death of the employee. Neither an eligible employee nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, alienate or convey in advance of actual receipt, the amounts, if any, payable under the Plan, or any part thereof, which are, and all rights to which are expressly declared to be, unassignable and non-transferrable.

               The Obligations are unsecured general obligations of the Company which rank pari passu with other unsecured and unsubordinated indebtedness of the Company that may be outstanding from time to time. No sinking fund has or will be established with respect to the Obligations. The Obligations are not subject to redemption, in whole or in part, prior to the payment dates applicable under the Plan and the Obligations are not convertible into another security of the Company. The Company reserves the right to amend or terminate the Plan at any time, except that no such amendment or termination shall adversely affect the rights of employees with respect to amounts deferred prior to such amendment or termination. In the event the Plan is terminated, the Company may decide, in its sole discretion, either to pay the Obligations as they come due in accordance with the employees' initial elections or to pay the Obligations immediately upon the termination of the Plan.

               Except as stated above, the Obligations do not enjoy the benefit of any affirmative or negative pledges or covenants by the Company. Although the Company has established a grantor trust to fund the payment of the Obligations (the "Trust"), the Company retains discretion to determine the amount and timing of its contributions to the Trust and the assets of the Trust are subject to the claims of the Company's creditors. The trustee of the Trust is required to administer the Trust in accordance with its terms, but the trustee's obligations and authority are limited to the amounts which may be held in the Trust from time to time and the trustee is subject to the direction of the Company with respect to the payment of the Obligations. Accordingly, the trustee of the Trust does not have any independent obligation or authority to act on behalf of any employee and each employee will be responsible for acting on his or her own behalf with respect to, among other things, the giving of notices, responding to requests for consents, waivers or amendments, enforcing covenants and taking action upon default.

     Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

               The legality of the Obligations being registered has been passed upon for the Company by Bruce L. Lev, Esq., Executive Vice President, Secretary and General Counsel of the Company. As of March 2, 1998, Mr. Lev is not a participant in the Plan. However, Mr. Lev will be eligible to be a participant in the Plan.

     Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

               The Company's certificate of incorporation and by-laws provide for the indemnification of the directors, officers, employees, and agents of the Company and its subsidiaries to the fullest extent that may be permitted by Delaware law from time to time. Under Delaware law, the Company may indemnify directors, officers, employees, and other individuals against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits, or proceedings, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Company (a "derivative action")) if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his/her conduct was unlawful. A similar standard of care is applicable in the case of a derivative action, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such an action and Delaware law requires court approval before there can be any indemnification of expenses where the person seeking indemnification has been found liable to the Company.

               The Company's certificate of incorporation provides, among other things, that the Company will, to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under such section from and against any and all of the expenses, liabilities or other matters referred to in or covered by such section, and the indemnification provided for therein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in their official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The certificate also includes a provision eliminating directors' exposure to liability for monetary damages for breaches of their fiduciary duty of care as directors. The provision does not eliminate the directors' (i) liability for monetary damages for breach of the duty of loyalty to the Company or its stockholders, (ii) liability for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (iii) liability for the improper purchase or redemption of stock or the payment of improper dividends, and (iv) liability for any transaction from which a director received an improper personal benefit. In addition, the provision does not apply to claims made against directors by third parties or to persons who are officers as well as directors when acting in their capacities as officers.

               The Company is a party to indemnification agreements (the "Indemnification Agreements") with each of its officers and directors (each an "Indemnitee"). Under these Indemnification Agreements, the Company must indemnify an Indemnitee to the fullest extent permitted by Delaware law for losses and expenses incurred in connection with actions in which the Indemnitee is involved by reason of having been a director or employee of the Company. The Company is also obligated to advance expenses an Indemnitee may incur in connection with such actions before any resolution of the action, and the Indemnitee may sue to enforce his or her right to indemnification or advancement of expenses.

               The Company also maintains an insurance policy insuring its directors and officers against liability for certain acts and omissions while acting in their official capacities.

     Item 7.   EXEMPTION FROM REGISTRATION CLAIMED

               Not Applicable.

     Item 8.   EXHIBITS

           Exhibit
           Number                            Document
           -------       -------------------------------------------------------
            4.1          Micro Warehouse, Inc. Deferred Compensation Plan.
            5.1          Opinion of Counsel as to legality of securities being
                         registered.
           23.1          Consent of Counsel (contained in Exhibit 5.1).
           23.2          Consent of KPMG Peat Marwick LLP.
           24.1          Power of Attorney (included on signature page).


               The Company undertakes to submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

     Item 9.   UNDERTAKINGS

               (a) The undersigned Registrant hereby undertakes:

                       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                       (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                     SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norwalk, State of Connecticut, on this 3rd day of March, 1998.


                                             MICRO WAREHOUSE, INC.



                                             By:  /s/ Peter Godfrey
                                                --------------------------------
                                                Peter Godfrey
                                                CHAIRMAN OF THE BOARD, CHIEF
                                                EXECUTIVE OFFICER AND DIRECTOR
                                                (PRINCIPAL EXECUTIVE OFFICER)

                           SIGNATURES AND POWER OF ATTORNEY

               Each person whose signature appears below constitutes and appoints Peter Godfrey and Bruce L. Lev, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462 under the Securities Act) and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, and to take such actions in, and file with the appropriate authorities in, whatever states said attorneys-in-fact and agents, and each of them, shall determine, such applications, statements, consents and other documents as may be necessary or expedient to register securities of the Company for sale, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof and the registration hereby confers like authority on its behalf.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated:

Signature                     Title                              Date
---------                     -----                              ----

 /s/ Peter Godfrey
----------------------------  Chairman of the Board, Chief       March 2, 1998
     Peter Godfrey            Executive Officer and Director
                              (Principal Executive Officer)


 /s/ Felix Dennis
----------------------------  Director                           March 2, 1998
     Felix Dennis


 /s/ Frederick H. Fruitman
----------------------------  Director                           March 2, 1998
     Frederick H. Fruitman


 /s/ Joseph M. Walsh
----------------------------  Director                           March 2, 1998
     Joseph M. Walsh


 /s/ Wayne P. Garten
----------------------------  Executive Vice President and       March 2, 1998
     Wayne P. Garten          Chief Financial Officer
                              (Principal Financial Officer
                              and Principal Accounting
                              Officer)

                                  INDEX TO EXHIBITS
                                  -----------------




 Exhibit Number                         Document
 --------------                         --------

      4.1           Micro Warehouse, Inc. Deferred Compensation Plan.

      5.1 Opinion of Counsel as to enforceability of securities being registered.

     23.1           Consent of Counsel (contained in Exhibit 5.1).

     23.2           Consent of KPMG Peat Marwick LLP.

     24.1           Power of Attorney (included on signature page).